EXHIBIT 10.38

ESCROW AGREEMENT

        ESCROW AGREEMENT dated as of August 14, 2000, between SanDisk Corporation, a Delaware corporation, (the “Purchaser”), Tower Semiconductor Ltd., an Israeli corporation (the “Company”) and Union Bank of California, N.A., as escrow agent (the “Escrow Agent”).

        WHEREAS, Purchaser and the Company have entered into a Share Purchase Agreement, dated July 4, 2000 (the “SPA”), pursuant to which the Purchaser shall, subject to the terms and conditions of the SPA, purchase from the Company 866,551 of the Company’s ordinary shares, par value NIS1.00 per share, as may be adjusted pursuant to the terms of the SPA (the “Shares”) in consideration for an aggregate purchase price of $20,000,000 (the “Purchase Price”); and

        WHEREAS, pursuant to Section 2 of the SPA, the Purchase Price (as defined in the SPA) is to be deposited in escrow pursuant to the terms and conditions of this Agreement; and

        WHEREAS, pursuant to Section 2 of the SPA, at the Closing (as defined in the SPA), subject to the fulfillment of all closing conditions under the SPA, the Purchase Price will be released from escrow to the Company in accordance with the terms hereof.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties agree as follows:

        1.  Appointment of Escrow Agent.   The Company and the Purchaser hereby appoint Union Bank of California, N.A. as escrow agent with respect to the Purchase Price and the Escrow Agent accepts such appointment, all upon the terms and conditions set forth herein.

        2.  Deposit into Escrow Account.  Promptly following the execution and delivery of this Agreement, the Purchaser shall cause to be deposited with the Escrow Agent, and upon such deposit the Escrow Agent shall acknowledge receipt of, $20,000,000 (such funds together with any income earned thereon pursuant to Section 4 hereof after payment of expenses incurred or taxes incurred, the “Escrowed Funds”) via a wire transfer of immediately available funds to the account of the Escrow Agent set forth in Schedule 2 hereto (the “Escrow Account”). The Escrow Agent shall hold the Escrowed Funds and shall administer the same and the Escrow Account in accordance with the terms of this Agreement. The Escrow Agent shall report to the Company and the Purchaser upon receipt of the Purchase Price into the Escrow Account.

        3.  Disbursement of the Escrowed Funds.

        3.1  Upon receipt by the Escrow Agent of written notice from the Purchaser to the effect that the Closing set forth in Section 2 of the SPA is scheduled to occur on a specified date, the Escrow Agent shall, on the date specified in such notice release the Escrowed Funds to the Company by way of wire transfer of immediately available funds into the bank account designated by the Company in Schedule 3.1 hereto. The Purchaser shall provide the Company with a copy of the written notice referred to in the first sentence of this Section 3.1.

        3.2  In the event that the written notice set forth in Section 3.1 is not received by the Escrow Agent on or prior to the earlier of (a) January 31, 2001 and (b) such time as the Escrow Agent shall receive a notice from either the Purchaser, the Company or both to the effect that the sender(s) of such notice has terminated the SPA pursuant to Section 9 of the SPA together with a copy of the actual written notice of termination as required under such Section 9, this Agreement shall terminate. Upon termination, the Escrow Agent shall deliver the Escrowed Funds to the Purchaser by way of wire transfer of immediately available funds into the bank account designated by the Purchaser in Schedule 3.2 hereto.

        4.  Investments.  Purchaser and Company may deliver written and jointly signed instructions to the Escrow Agent with specific investment instructions for the Escrowed Funds. In the absence of such instructions, the Escrow Agent shall have full authority and shall, invest and reinvest the Escrowed Funds in United States Treasury obligations or other fixed income securities rated “ AA” or higher by a nationally recognized statistical rating organization or in one or more money market funds of major institutions meeting the following criteria (i) fund assets of at least $1 billion, (ii) comprised of high quality money market instruments having a dollar weighted average maturity of ninety days or less, (iii) provide for same day settlement and (iv) stable net asset value of US

$1.00 and rated AAA by S&P. The Escrow Agent shall not be liable or responsible for any loss suffered in connection with any investment of funds made by it pursuant hereto or in connection with the liquidation of any such investment prior to its maturity.

        5.  Further Provisions Relating to the Escrow

        5.1  The Company and the Purchaser shall be the sole parties entitled to bring suit concerning this Agreement (excluding an action for interpleader brought by the Escrow Agent), and specific performance of this Agreement shall be their sole and exclusive remedy against the Escrow Agent. Other than in connection with a claim of gross negligence or willful misconduct, the Escrow Agent shall not be liable for any monetary damages in connection with this Agreement. Other than in connection with a claim of gross negligence or willful misconduct and except in connection with a claim for specific performance of this Agreement, the Escrow Agent shall not be liable in law or equity for any mistake of fact or of law or any error of judgment, or for any act or any omission.

        5.2  Other than in connection with a claim against the Escrow Agent of gross negligence or willful misconduct and except in connection with a claim by the Company or the Purchaser for specific performance of this Agreement, the Company and the Purchaser, jointly and equally, shall indemnify and hold harmless the Escrow Agent and its directors, officers, agents and employees against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred arising out of or based upon any act, omission, alleged act, or alleged omission by the Escrow Agent, or its agents, or any other cause, in any case in connection with the acceptance of, or the performance or non-performance by the Escrow Agent, or its agents, of any of the Escrow Agent’s duties under this Agreement.

        5.3  The Escrow Agent makes no representation as to the validity or genuineness of any document held by or delivered to it. The Escrow Agent shall be fully protected by acting in reliance upon any notice given in proper form hereunder, advice, direction, other document, or signature believed by it to be genuine, by assuming that any person purporting to give the Escrow Agent any notice, advice, direction, or other document has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent.

        5.4  The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein and shall not be responsible for or chargeable with knowledge of the terms or provisions of any agreements between the parties, including, without limitation the SPA. The Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless it is in writing and signed by the Company and the Purchaser and received by the Escrow Agent, and, if the Escrow Agent’s duties as Escrow Agent hereunder are affected, unless the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any assignment by either of the other parties hereto of its rights hereunder.

        5.5  The Escrow Agent is authorized to comply with and obey all laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If the Escrow Agent so complies, it shall not be liable even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

        5.6  If the Escrow Agent shall be uncertain as to its duties or rights hereunder, or if it shall receive any notice, advice, direction or other document from any other party with respect to the Escrowed Funds which, in the Escrow Agent’s opinion, is in conflict with any of the provisions of this Agreement, or if it should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Funds or any part thereof (or as to the delivery, non-delivery) or content of any notice, advice, direction, or other document), the Escrow Agent shall be entitled, without liability, to refrain from taking any action other than to use Escrow Agent’s best efforts to keep safely the Escrowed Funds until the Escrow Agent shall be directed otherwise in writing by the other parties hereto or by an order, decree, or judgment of the competent California Court or an arbitrator duly appointed by the Company and the Purchaser, but the Escrow Agent shall be under no duty to institute or to defend any proceeding although the Escrow Agent may, in the Escrow Agent’s discretion and at the expense of the Company and the Purchaser (to be shared equally among such parties), institute or defend such proceedings.

        5.7  The Escrow Agent may resign by giving 30 days’ prior written notice to the Company and the Purchaser, in which case the Escrow Agent shall appoint a successor Escrow Agent reasonably acceptable to the

Company and the Purchaser. If the Escrow Agent fails to do so within 30 days, it may apply to a court of competent jurisdiction for the appointment of a successor. The resigning Escrow Agent shall transfer and deliver the Escrowed Funds to the successor Escrow Agent, after the fees and expenses for all services rendered by the resigning Escrow Agent shall have been paid to it, and all of the provisions of this Escrow Agreement shall apply to the successor Escrow Agent as though it had been named herein.

        6.  Compensation of Escrow Agent

        The Escrow Agent shall be entitled to fees and expenses for all services rendered by it hereunder in accordance with Schedule 6 hereto, which fees and expenses shall be paid ½ each by the Company and the Purchaser. The Escrow Agent shall also be entitled to reimbursement on demand for all reasonable loss, liability, damage or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all disbursements and all taxes or other governmental charges Escrow Agent may withdraw the fees shown in Schedule 6 from account income.

        7.  Representations of the Company and the Purchaser

        Each of the Company and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation and has all necessary power and authority to execute and deliver this Agreement and to be bound by the provisions hereof. The execution and delivery of this Agreement and the performance by the Company and the Purchaser of their respective obligations hereunder have been duly authorized by all requisite corporate action on the part of the Company and the Purchaser. This Agreement has been validly executed and delivered by the Company and the Purchaser and constitutes the legal, valid and binding obligation of the Company and the Purchaser enforceable against each of them in accordance with its terms Company represents and warrants that any funds payable to it are not subject to any United States withholding.

        8.  Survival

        The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the delivery by the Escrow Agent of the Escrowed Funds or any part thereof.

        9.  Miscellaneous

        9.1  At any time and from time to time, the Company and the Purchaser agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

        9.2  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person other than the parties hereto.

        9.3  Any demand, consent, notice or other communication authorized or required to be made under this Agreement shall be in writing and shall be given or made by registered mail (registered airmail if international post), personal delivery or facsimile (confirmed by registered mail or personal delivery), addressed to the respective Parties as set forth below:

To the Escrow Agent:	Union Bank of California, N.A. 475 Sansome Street, 12th Floor San Francisco, CA 94111 Attention: Douglas Schlafer, Corporate Trust Department Telephone: (415) 296-6747 Facsimile: (415) 296-6757

To Company at:	Attention: Co-Chief Executive Officer Tower Semiconductor, Ltd. P.O. Box 619 Migdal Haemek 23105 Israel Facsimile No.: 972-6-654-7788

with a copy to:	Yigal Arnon & Co. 3 Daniel Frisch Street Tel Aviv, Israel Attention: David H. Schapiro, Adv. Facsimile No.: 972-3-608-7714

To Purchaser at:	SanDisk Corporation 140 Caspian Court Sunnyvale, California 94089 Attention: President and CEO Facsimile No.: (408) 542-0600

with a copy to:	SanDisk Corporation 140 Caspian Court Sunnyvale, California 94089 Attention: Vice President and General Counsel Facsimile No.: (408) 548-0385

(or to such changed addresses as to which they may give notice).

        9.4  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties solely in the courts of the State of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        9.5  Neither the Company nor the Purchaser may assign any of its rights hereunder. This Agreement shall inure to the benefit of and be binding upon the successors of the Company and the Purchaser.

        9.6  No consent or waiver, express or implied, by any party to or of any breach or default by a party in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of another party or to declare the other party in default, irrespective of how long such failure shall continue, shall not constitute a waiver of such party of its rights hereunder.

        9.7  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the parties shall use best efforts to adopt an enforceable substitute provision expressing the intent of the parties, and remainder of this Agreement and the application of such remaining provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        9.8  This Agreement, together with Schedules 2, 3.1, 3.2 and 6, contains the entire agreement between the parties hereto relative to their rights and obligations as related to the escrow. No variations, modifications, or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

        9.9  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SanDisk Corporation
By: /s/ Frank A. Calderoni

Name: Frank A. Calderoni Title: Sr. Vice President Finance and Administration

Tower Semiconductor Ltd.
By: /s/ Rafael Levin

Name: Rafael Levin Title: Co-Chief Executive Officer

Union Bank of California, N.A
By: /s/ Vicki Elnick

Name: Vicki Elnick Title: Vice President